UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2016
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, Qorvo, Inc. (the “Company”) announced the appointment of Mark J. Murphy, age 48, as Chief Financial Officer of the Company, effective June 6, 2016. Mr. Murphy will succeed Steven J. Buhaly, who previously announced his intention to retire from the Company in 2016. Mr. Buhaly will remain with the Company in an advisory capacity until July 31, 2016 and will work closely with Mr. Murphy during this transition period.

From October 2014 through February 2016, Mr. Murphy served as Executive Vice President and Chief Financial Officer of Delphi Automotive PLC, a high-technology company that integrates solutions for the automotive sector, where he was responsible for all finance functions. Previously, Mr. Murphy served as an executive at Praxair, Inc., a global industrial gas supplier.  He joined Praxair in 2000 in the treasury department and was named finance director of Praxair Electronics in 2002 and managing director of Electronic Components Services in 2005.   The following year, he became vice president of finance for Praxair Asia, based in Shanghai.  He was named president of Praxair Electronics in 2008, with global responsibility for products and technologies supplied to the semiconductor, flat-panel display, LED and photovoltaic industries.  In 2010, he was appointed vice president and controller of Praxair.  In 2011, Mr. Murphy joined MEMC Electronic Materials, Inc., an electronics materials producer and solar energy project developer, as senior vice president and chief financial officer.  Mr. Murphy resigned from MEMC to rejoin Praxair as president of its Surface Technologies and Electronics Materials business in 2012 and concluded his service at Praxair as president of the U.S. Industrial Gases business, Praxair's largest division.

In connection with Mr. Murphy’s appointment, the Compensation Committee of the Company’s Board of Directors approved the following compensation elements: (i) an annual base salary of $475,000; (ii) a target bonus opportunity of 90% of base salary under the Company’s Cash Bonus Plan; (iii) a performance-based restricted stock unit award based upon total stockholder return (“TSR”) of the Company in comparison to the TSR of a benchmark index, with a target award of 9,960 shares and a maximum award of 19,920 shares; (iv) a performance-based restricted stock unit award based upon the Company’s achievement of Company performance objectives, with a target award of 9,960 shares and a maximum award of 16,434 shares; and (v) a restricted stock unit award with a value of $2,400,000, vesting in increments of 20% per year over five years. The applicable performance criteria and other details regarding the performance-based restricted stock unit awards are described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 19, 2016. The Company and Mr. Murphy also entered into a Change in Control Agreement, the form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2015.

Item 8.01.    Other Events.

On May 26, 2016, the Company issued a press release announcing Mr. Murphy’s appointment as the Company’s Chief Financial Officer. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer

Date: May 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 26, 2016